Exhibit 99.1

Contacts:

Investors:

Tina Klocke

Build-A-Bear Workshop

314.423.8000 x5210

Media:

Jill Saunders

Build-A-Bear Workshop

314.423.8000 x5293, Cell: 314-422-4523

BUILD-A-BEAR WORKSHOP ANNOUNCES CEO SUCCESSION

Appoints Sharon Price John

Year-to-Date through May Consolidated Comparable Stores Sales Increase 10.3%

ST. LOUIS – June 3, 2013 – Build-A-Bear Workshop, Inc. (NYSE: BBW), an interactive entertainment retailer, today announced that its Board of Directors appointed Sharon Price John as Chief Executive Officer and Chief President Bear, effective immediately. Ms. John joins Build-A-Bear Workshop from her role as President of the Stride Rite Children’s Group, a division of Wolverine Worldwide (NYSE: WWW). As reported earlier this year, Maxine Clark announced she planned to retire from her Chief Executive Bear position and will remain a member of the Build-A-Bear Workshop Board of Directors.

Ms. John joins Build-A-Bear Workshop with more than 20 years of experience and a strong track record of success in positioning children’s brands and businesses for growth at companies including Hasbro, Mattel and Stride Rite. Most recently, Sharon served as President of the Stride Rite Children’s Group where she was charged with leading the 90+ year old Stride Rite brand and retail business. Sharon built a team and executed a strategy to streamline the business model and retail footprint resulting in the Stride Rite Children’s Group delivering strong wholesale sales growth and industry leading positive comparable store sales while improving profitability.

At Hasbro, Sharon held roles of increasing responsibility during her seven year tenure, including General Manager & Senior Vice President of the Global Preschool Division in charge of global strategy and marketing for PLAYSKOOL and PLAY-DOH and GM/SVP of the US Toy Division where she managed a variety of iconic brands including My Little Pony, NERF and Transformers.

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“I am delighted to welcome Sharon John as Build-A-Bear Workshop Chief Executive Officer and Chief President Bear and believe she is a perfect fit for our Company, said Mary Lou Fiala, Non-Executive Board Chair. Sharon possesses a deep knowledge of the toy industry and the retail landscape and has a proven ability to assess brands and create a strategy that generates sales and profitability growth. I would like to thank Maxine Clark who has been the inspiration and driving force that resulted in Build-A-Bear Workshop becoming a global retail entertainment brand with cumulative revenues exceeding $4 billion since its founding in 1997. Through her vision, Build-A-Bear Workshop has achieved status as a favorite brand known to families, selling over 120 million stuffed animals worldwide. I look forward to continuing to work with Maxine as a member of our Board.”

Ms. John stated, “I am excited to join Build-A-Bear Workshop. Build-A-Bear Workshop is a strong brand that children of all ages adore and moms trust and I believe a significant opportunity exists to evolve the current strategies to allow the Company to achieve sustained profitability and growth. I look forward to building on and expanding the current business plan to enable the Company to achieve its objectives.”

“I am proud of all that we have accomplished and honored to have led our organization since our first store opened in the Saint Louis Galleria just 16 years ago,” stated Maxine Clark. “I am also delighted to see the results of our multi-year strategies bear fruit. In the second quarter, which represents our seasonally smallest quarter of the year and typically results in a loss, our comparable store sales have continued strong, putting our year to date comp at positive 10.3% on a consolidated basis through May.”

“I am confident that Sharon has the skills and passion to build upon our strategies that resulted in our strong year-to-date sales performance and position our Company for sustained profitable growth,” Ms. Clark continued. “I am thrilled we have attracted a leader with Sharon’s experience and credentials and I look forward to working with her to ensure a smooth transition and to being a member of our Board.”

About Build-A-Bear Workshop, Inc.

Build-A-Bear Workshop, Inc. is the only global company that offers an interactive make-your-own stuffed animal retail-entertainment experience. There are more than 400 Build-A-Bear Workshop stores worldwide, including company-owned stores in the U.S., Puerto Rico, Canada, the United Kingdom and Ireland, and franchise stores in Europe, Asia, Australia, Africa, the Middle East, Mexico and South America. Founded in St. Louis in 1997, Build-A-Bear Workshop is the leader in interactive retail. Brands include make-your-own Major League Baseball® mascot in-stadium locations, and Build-A-Dino® stores. Build-A-Bear Workshop extends its in-store interactive experience online with its award winning virtual world website at bearville.com™. The company was named to the FORTUNE 100 Best Companies to Work For® list for the fifth year in a row in 2013. Build-A-Bear Workshop (NYSE: BBW) posted total revenue of $380.9 million in fiscal 2012. For more information, call 888.560.BEAR (2327) or visit the company’s award-winning website at buildabear.com®.

Forward-Looking Statements

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from the results discussed in the forward-looking statements. These risks and uncertainties include, without limitation, those detailed under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 29, 2012, as filed with the SEC, and the following:

●	general global economic conditions may continue to deteriorate, which could lead to disproportionately reduced consumer demand for our products, which represent relatively discretionary spending;
●	customer traffic may decrease in the shopping malls where we are located, on which we depend to attract guests to our stores;
●	we may be unable to generate interest in and demand for our interactive retail experience, or to identify and respond to consumer preferences in a timely fashion;
●	our marketing and on-line initiatives may not be effective in generating sufficient levels of brand awareness and guest traffic;
●	we may be unable to generate comparable store sales growth;
●	we may be unable to effectively operate or manage the overall portfolio of our company-owned stores;
●	we may not be able to operate our company-owned stores in the United Kingdom and Ireland profitably;
●	we may be unable to renew or replace our store leases, or enter into leases for new stores on favorable terms or in favorable locations, or may violate the terms of our current leases;
●	the availability and costs of our products could be adversely affected by risks associated with international manufacturing and trade, including foreign currency fluctuation;
●	our products could become subject to recalls or product liability claims that could adversely impact our financial performance and harm our reputation among consumers;
●	we may lose key personnel, be unable to hire qualified additional personnel, or experience turnover of our management team;
●	we are susceptible to disruption in our inventory flow due to our reliance on a few vendors;
●	high petroleum products prices could increase our inventory transportation costs and adversely affect our profitability;
●	we may be unable to effectively manage our international franchises or laws relating to those franchises may change;
●	we may improperly obtain or be unable to adequately protect customer information in violation of privacy or security laws or customer expectations;
●	we may suffer negative publicity or be sued due to violations of labor laws or unethical practices by manufacturers of our merchandise;
●	we may suffer negative publicity or negative sales if the non-proprietary toy products we sell in our stores do not meet our quality or sales expectations;

●	we may be unable to operate our company-owned distribution center efficiently or our third-party distribution center providers may perform poorly;
●	our market share could be adversely affected by a significant, or increased, number of competitors;
●	we may fail to renew, register or otherwise protect our trademarks or other intellectual property;
●	poor global economic conditions could have a material adverse effect on our liquidity and capital resources;
●	we may have disputes with, or be sued by, third parties for infringement or misappropriation of their proprietary rights;
●	fluctuations in our quarterly results of operations could cause the price of our common stock to substantially decline; and
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we may be unable to repurchase shares of our common stock at the times or in the amounts we currently anticipate or the results of the share repurchase program may not be as beneficial as we currently anticipate.

All other brand names, product names, or trademarks belong to their respective holders.

TRADEMARKS

We would like to thank you for your interest in covering our business. As you write your story, please use our full name: Build-A-Bear Workshop® and when referencing the process of making stuffed animals use the word “make” not “build”.

Build-A-Bear Workshop is our well-known trade name and our registered trademark of Build-A-Bear Retail Management, Inc. Build-A-Bear Workshop® should only be used in capital letters to refer to our products and services and should not be used as a verb.

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